UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

FIELDSTONE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File No. 000-50938

Maryland	74-2874689
(State or other jurisdiction of incorporation or organization)	(IRS Employer ID No.)

11000 Broken Land Parkway Columbia, Maryland	21044
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (401) 772-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations.

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 15, 2007, Fieldstone Investment Corporation, a Maryland corporation (“Fieldstone”), entered into a definitive Agreement of Merger (the “Merger Agreement”) with Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company (“C-BASS”), and Rock Acquisition Corp., a Maryland corporation and wholly owned subsidiary of C-BASS (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Fieldstone, with Fieldstone continuing as the surviving corporation and a wholly owned subsidiary of C-BASS (the “Merger”). The Merger Agreement and the transactions contemplated thereby were approved by Fieldstone’s Board of Directors.

At the effective time of the Merger, each share of Fieldstone common stock issued and outstanding immediately prior to the effective time of the Merger and not owned by Fieldstone or its subsidiaries will be converted into the right to receive $5.53 in cash per share, without interest (the “Merger Consideration”). As a result of the settlement of Fieldstone’s litigation with former shareholders redeemed in Fieldstone’s Rule 144A equity offering in 2003, the Merger Consideration is no longer subject to a potential $0.20 reduction contemplated by the Merger Agreement. A more detailed description of the settlement is set forth under Item 8.01 of this Current Report on Form 8-K.

At the effective time of the Merger, (1) each outstanding option to purchase common stock of Fieldstone under any employee stock option or incentive plan will be cancelled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount by which, if any, the Merger Consideration exceeds the per share exercise price of the stock option, and (2) all awards granting restricted stock of Fieldstone shall vest immediately prior to the effective time and be converted into the right to receive the Merger Consideration per share. Outstanding awards of performance shares granted by Fieldstone will be terminated without additional consideration as of the effective time of the Merger.

Fieldstone, C-BASS and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Fieldstone’s covenant not to, subject to certain limited exceptions, enter into discussions or negotiations concerning, or provide nonpublic information in connection with, an alternative business combination. In addition, under the terms of the Merger Agreement, Fieldstone is no longer permitted to declare or pay any dividends to its stockholders without the consent of C-BASS unless necessary to maintain its status as a REIT. Any such dividend will result in a dollar-for-dollar reduction in the purchase price to be paid in the Merger.

The Merger is subject to various closing conditions, including, among others: (1) the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Fieldstone’s common stock, (2) the receipt of required regulatory approvals, (3) the receipt of various third party contractual consents, (4) the continued effectiveness of certain of the employment and retention agreements described in Item 5.02 below, (5) Fieldstone’s third party servicers and subservicers agreeing to transfer the servicing of Fieldstone’s mortgage loans to C-BASS or its designated subsidiary, and (6) certain of Fieldstone’s lenders agreeing to extend a portion of Fieldstone’s existing financing facilities for at least 90 days after the effectiveness of the Merger.

The Merger Agreement contains certain termination rights for both C-BASS, on the one hand, and Fieldstone, on the other, and further provides that, upon termination of the Merger Agreement under specified circumstances, Fieldstone is required to pay C-BASS a termination fee of $10 million or a working fee of $1.25 million. Under specified circumstances, C-BASS is required to pay Fieldstone a working fee of $1.25 million upon termination of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, members of Fieldstone’s Board of Directors, who collectively own approximately 2.7% of Fieldstone’s outstanding common stock, each signed a voting agreement with C-BASS and Merger Sub, agreeing to vote their shares in favor of the Merger and in opposition to any competing acquisition proposals.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and incorporated into this report by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters, including certain representations made by Fieldstone relating to its mortgage loan business. The statements embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Please note that certain representations and warranties were made as of a specific date, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Additional Information About the Merger and Where to Find It

This report is being made in respect of the proposed merger transaction involving Fieldstone and C-BASS. In connection with the proposed transaction, Fieldstone will file a proxy statement with the Securities and Exchange Commission (SEC). Fieldstone stockholders are urged to read the proxy statement filed with the SEC carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction. The final proxy statement will be mailed to Fieldstone stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by Fieldstone with the SEC free of charge at the SEC’s website at www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Fieldstone’s website, www.fieldstoneinvestment.com, or by contacting Mark Krebs, Senior Vice President, Fieldstone Investment Corporation, telephone (410) 772.7275.

Participants in the Solicitation

Fieldstone and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Fieldstone in respect to the proposed transaction. Information about Fieldstone and its directors and executive officers, and their ownership of Fieldstone securities is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Fieldstone which was filed with the SEC on April 26, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement relating to the proposed transaction, when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors that could affect, prevent or delay the closing of the transactions described in this report and such other risk factors affecting Fieldstone include, but are not limited to (i) the potential inability to satisfy the conditions to closing of the merger or the possibility that Fieldstone’s stockholders do not approve the merger; (ii) Fieldstone’s ability to implement or change aspects of its portfolio strategy; (iii) interest rate volatility and the level of interest rates generally; (iv) the sustainability of loan origination volumes and levels of origination costs; (v) compliance with the covenants in Fieldstone’s credit and repurchase facilities and continued availability of credit facilities for the liquidity it needs to support its origination of mortgage loans; (vi) the ability to sell or securitize mortgage loans on favorable economic terms; (vii) deterioration in the credit quality of Fieldstone’s loan portfolio; (viii) the nature and amount of competition; (ix) the impact of changes to the fair value of Fieldstone’s interest rate swaps on its net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (x) other risks and uncertainties outlined in Fieldstone’s periodic reports filed with the SEC. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements detailed from time to time in Fieldstone’s filings with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. The information set forth herein speaks only as of the date hereof, and Fieldstone disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date hereof.

Section 5 – Corporate Governance and Management.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.

(e) Compensation Arrangements of Certain Officers

Employment Agreement with Michael Sonnenfeld

In connection with entering into the Merger Agreement, on February 15, 2007, Michael Sonnenfeld, Fieldstone’s President and Chief Executive Officer, entered into an Employment Agreement (the “Employment Agreement”) with C-BASS and Fieldstone Mortgage Company, a subsidiary of Fieldstone (“FMC”), providing for the continued employment of Mr. Sonnenfeld for a period commencing on the date of the closing of the Merger until June 30, 2009, with automatic one year renewals, unless sooner terminated in accordance with the terms of the Employment Agreement (the “Employment Period”).

The Employment Agreement provides for the employment of Mr. Sonnenfeld during the Employment Period as the Chief Executive Officer and President of FMC for a base salary of $427,000 per year, subject to upward adjustment to keep such salary competitive in the industry as determined by FMC’s Board of Directors. In addition, the Employment Agreement provides that during the Employment Period Mr. Sonnenfeld is eligible for an annual cash bonus as determined by FMC’s Board of Directors in the amount of at least $300,000. The Employment Agreement further provides that, at the sole discretion of FMC or C-BASS, as applicable, Mr. Sonnenfeld shall be entitled to receive awards of equity-based compensation and to participate in other executive-level incentive compensation plans established by FMC and/or C-BASS. Upon the closing of the Merger, Mr. Sonnenfeld is acquiring restricted equity interests in C-BASS. The restricted equity interests (together with the restricted equity interests in C-BASS being acquired by other members of Fieldstone’s management pursuant to the Merger) represent less than one percent of C-BASS’s outstanding equity.

The Employment Agreement provides that if Mr. Sonnenfeld terminates his employment without “good reason” or FMC terminates his employment for “cause” (each as defined in the Employment Agreement), FMC will pay to Mr. Sonnenfeld any salary and benefits earned but unpaid through the date of termination. In addition, if FMC terminates Mr. Sonnenfeld’s employment for cause due to inadequate job performance, Mr. Sonnenfeld is also entitled to the following payments and benefits payable within 30 days of his termination of employment: (i) an amount equal to his then current annual base salary and (ii) a bonus equal to that paid to Mr. Sonnenfeld for the preceding employment year, in each case pro rated based on the number of days elapsed in the current employment year.

In the event Mr. Sonnenfeld terminates his employment for good reason or FMC materially breaches any material term of the Employment Agreement, or if FMC terminates Mr. Sonnenfeld’s employment without cause and without any disability (as defined in the Employment

Agreement), FMC will pay to Mr. Sonnenfeld within 30 days of his termination of employment: (1) his salary through the end of the period commencing on the day following termination of employment through the end of the Employment Period, (2) a bonus equal to the greater of (x) $600,000 and (y) the bonus paid to him for the employment year immediately preceding the year of termination, in each case, multiplied by the number of full and partial employment years remaining in the period commending on the day following termination of employment through the remaining Employment Period, and (3) any other accrued but unpaid amounts due under the Employment Agreement.

The Employment Agreement further provides that if Mr. Sonnenfeld’s employment with FMC is terminated by reason of his death or disability prior to the end of the Employment Period, FMC will pay to Mr. Sonnenfeld or his personal representative: (1) his then current salary through the longer of six months or the end of the employment year, but not longer than the end of the Employment Period (2) a cash bonus equal to the greater of (x) $300,000 and (y) the cash bonus received by Mr. Sonnenfeld for the most recently completed employment year, prorated through the end of the fiscal quarter when such death or disability occurred, (3) in the case of disability, all insurance and other benefits provided to Mr. Sonnenfeld as of the date of termination for the longer of the end of the Employment Period or 18 months, or as otherwise provided for in the Employment Agreement, and (4) any other accrued and unpaid amounts due Mr. Sonnenfeld under the terms of the Employment Agreement.

The Employment Agreement provides that upon a change of control of FMC (as defined in the Employment Agreement) followed by termination of Mr. Sonnenfeld’s employment within one year after the date of such change of control, Mr. Sonnenfeld is entitled to a lump sum severance payment payable within five days following termination of employment in an amount equal to the sum of (1) two and one half times his annual salary at the rate of salary in effect immediately preceding termination and (2) two and one half times the greater of (x) $600,000 and (y) the annual bonus paid for the employment year immediately preceding termination, in each case subject to adjustment for termination for cause as described in the Employment Agreement.

In addition, under the Employment Agreement, Mr. Sonnenfeld has agreed to certain customary non-competition and non-solicitation restrictions during the period of his employment with FMC and, thereafter, for the longer of (x) one year in the case of non-solicitation, and six months in the case of non-competition, following the termination of his employment or (y) the severance pay period, as such term is defined in the Employment Agreement. Mr. Sonnenfeld has also agreed to certain customary confidentiality and proprietary information obligations.

Retention Agreements

In connection with Fieldstone entering into the Merger Agreement, on February 15, 2007, Nayan Kisnadwala, Fieldstone’s Executive Vice President and Chief Financial Officer, Walter Buczynski, Fieldstone’s Executive Vice President (Secondary), John Camp, Fieldstone’s Senior Vice President and Chief Information Officer and John Kendall, Fieldstone’s Executive Vice President (Portfolio), each entered into retention agreements (“Retention Agreements”) with FMC. The Retention Agreements provide for the payment of retention bonuses to Messrs. Kisnadwala, Buczynski, Camp and Kendall of

$20,000, $100,000, $75,000 and $50,000, respectively, conditioned upon the closing of the merger before August 31, 2007 and their continued employment by FMC for at least 150 days after the closing of the Merger, or until such earlier time as such executive’s employment with FMC is terminated either by the executive for “good reason” or by FMC without “cause” (as each such term is defined under the Retention Agreements). The retention bonuses, if payable, will be paid in a single cash payment within 195 days following the closing date of the Merger.

The Retention Agreements further provide that Messrs. Kisnadwala, Buczynski, Camp and Kendall will be eligible to be included in FMC’s incentive bonus plan for the fiscal year ending June 30, 2008, on terms to be prescribed by FMC in its sole discretion, if they remain employed by FMC in good standing through June 30, 2008.

The Retention Agreements of Messrs. Buczynski and Camp also provide for the grant of restricted equity interests of C-BASS under C-BASS’s equity-based long term incentive plan for its key employees if they remain employed by FMC through the later of the closing of the Merger and July 1, 2007. The restricted equity interests (together with the restricted equity interests in C-BASS being acquired by Mr. Sonnenfeld) represent less than one percent of C-BASS’s outstanding equity.

Section 8 – Other Events.

Item 8.01.	Other Events.

Settlement of Litigation

On February 14, 2007, Fieldstone and KPMG LLP (“KPMG”) entered into a Rule 11 Comprise Settlement Agreement and Mutual Release (the “Settlement Agreement”) with former Fieldstone shareholders (the “Former Shareholders”), pertaining to an action filed by the Former Shareholders against Fieldstone and KPMG in the District Court of Tarrant County, Texas, relating to the price paid by Fieldstone to redeem the Former Shareholders’ Fieldstone shares following the closing of Fieldstone’s Rule 144A equity offering in 2003. Pursuant to the Settlement Agreement, Fieldstone agreed to pay the Former Shareholders a total of $10.6 million in settlement of all outstanding claims by the Former Shareholders against Fieldstone, and all of the parties to the Settlement Agreement agreed to the mutual release of all claims they may have against each other arising out of or in connection with the Rule 144A offering and redemption transaction. On February 21, 2007, Fieldstone paid to the Former Shareholders the foregoing settlement amount in satisfaction of its obligations under the Settlement Agreement. The lawsuit was dismissed with prejudice by the District Court of Tarrant County, Texas, on February 22, 2007.

Section 9 – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement of Merger, dated as of February 15, 2007, among Credit-Based Asset Servicing and Securitization LLC, Rock Acquisition Corp., and Fieldstone Investment Corporation.*

*	The registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

/s/ Nayan V. Kisnadwala
DATE: February 22, 2007	Nayan V. Kisnadwala
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement of Merger, dated as of February 15, 2007, among Credit-Based Asset Servicing and Securitization LLC, Rock Acquisition Corp., and Fieldstone Investment Corporation.*

*	The registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.